UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 1, 2005

                        MCKENZIE BAY INTERNATIONAL, LTD.
                          (EXACT NAME OF REGISTRANT AS
                           SPECIFIED IN ITS CHARTER)

                      DELAWARE                               000-49690
   (STATE OR OTHER JURISDICTION OF INCORPORATION)    (COMMISSION FILE NUMBER)

                                   51-0386871
                                 (IRS EMPLOYER
                              IDENTIFICATION NO.)

                                 975 SPAULDING
                                ADA, MICHIGAN
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                     49301
                                  (ZIP CODE)
                         REGISTRANT'S TELEPHONE NUMBER,
                      INCLUDING AREA CODE:  (616) 940-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

=============================================================================

Item 8.01 Other Events.

Subsequent to December 31, 2004 Lac Dore Mining, Inc. did not remit scheduled quarterly repayments of approximately $106,000.00 due under two separate interest-free loan agreements with the government of Canada. These loans are unsecured and are the obligations solely of Lac Dore Mining, Inc. As a result, a default has occurred that would give the lender the right to demand immediate repayment of all amounts due. The lender has not yet demanded repayment nor has it agreed to a revised schedule of payments proposed by us which if agreed to by the Lender would cure the default.

On February 14, 2005, we borrowed an additional $1,000,000.00 from Cornell Capital Partners and issued our promissory note to Cornell Capital Partners in that amount. This loan is under the same terms and conditions as the previous loan of January 10, 2005. As previously, we placed shares of common stock in escrow this time, 2,000,000 shares, and we deposited with the escrow agent 20 requests for advances under the Standby Equity Distribution Agreement sufficient to repay the promissory note. The promissory note bears interest at the annual rate of 12% and is payable on or before October 17, 2005. The weekly advances will begin June 6, 2005.

Pursuant to the previous agreement entered into with Stone Street Advisors, LLC dated January 10, 2005, we have paid Stone Street $25,000.00 from the proceeds we have received from Cornell Capital Partners in connection with the promissory note.

As previously reported, we have received a letter from a regulatory agency of the state of Michigan requesting certain information concerning the offer and cash sale of our shares and promissory notes. We have provided the requested information to the agency. We now believe that since December 31, 2002, we have sold an aggregate of 10,000 shares of our common stock to three Michigan investors for approximately $8,300 in violation of the registration provisions of the Michigan Uniform Securities Act. We intend to make an offer to those investors to refund their purchase price with interest at 6% per year from the date of payment.

We have entered into agreements with 19 potential customers of WindStorsm systems. The agreements permit us to conduct wind testing at each potential location to determine whether the wind regime is sufficient for an economically viable WindStorsm installation. We intend to utilize a third party to assist us in the wind testing. These agreements cover over 200 potential sites.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MCKENZIE BAY INTERNATIONAL, LTD.

Dated February 18, 2005.

By /s/ Gregory N. Bakeman
--------------------------
      Gregory N. Bakeman

 Chief Financial Officer,
 Teasurer and Director